EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



         We hereby consent to the use in the Form S-8 Registration Statement of The Singing Machine Company, Inc. our report for the years ended March 31, 2000 and 1999, dated June 12, 2000 relating to the consolidated financial statements of The Singing Machine Company, Inc. and Subsidiaries which are incorporated by reference in such Form S-8 and to the reference to our Firm under the heading "Experts" in the registration statement.


                                              /s/ WEINBERG & COMPANY, P.A.
                                              -------------------------------



                                              WEINBERG & COMPANY, P.A.
                                              Certified Public Accountants




Boca Raton, Florida
April 26, 2001